EXHIBIT 3.2(a)

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:30 PM 09/17/2002
020578030 – 2189899

RESTATED

CERTIFICATE OF INCORPORATION

OF

CB RICHARD ELLIS SERVICES, INC.

CB Richard Ellis Services, Inc., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

1. The name of the corporation is CB Richard Ellis Services, Inc. The original name under which the corporation was incorporated in the State of Delaware is CB Acquisition Corp. The date the corporation filed its original Certificate of Incorporation with the Secretary of State was March 9, 1989.

2. This Restated Certificate of Incorporation was duly adopted in accordance with Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware.

3. The text of the corporation’s Certificate of Incorporation is hereby amended and restated to read as herein set forth in full:

FIRST: The name of the corporation is CB Richard Ellis Services, Inc.

SECOND: The registered office of the corporation in the State of Delaware is located in the County of New Castle, Delaware, at 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

FOURTH:

A. The total number of shares of all classes of capital stock that the corporation is authorized to issue is 15,784.237, of which (1) 6,250 shall be Preferred Stock (“Preferred Stock”), 6,250 of which shall be designated Series A Convertible Participating Preferred Stock (“Series A Preferred Stock”) and (2) 9,534.237 shall be Common Stock (“Common Stock”). Both the Preferred Stock and Common Stock shall have a par value of $10.00 per share.

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B. The Common Stock shall consist of a single class of 9,534.237 shares. There shall be no cumulative voting. Immediately upon the effectiveness of this Restated Certificate of Incorporation, each issued and outstanding share of Common Stock shall, without further action by the corporation or the holder thereof, be reclassified, changed and converted into one one-thousandth (1/1000th) of a share of Common Stock and each person at the time holding of record any issued and outstanding shares of Common Stock of the corporation shall be entitled to receive a stock certificate or certificates to evidence and represent the shares of Common Stock to which it becomes entitled (in replacement of the stock certificate or certificates evidencing the shares of Common Stock which it currently holds of record) by reason of such reverse stock split.

C. The Preferred Stock shall consist of a single class of 6,250 shares and may be issued from time to time in one or more series. The board of directors of the corporation (the “Board of Directors”) is expressly authorized to provide for the issue of all or any of the Preferred Stock in one or more series, to fix the designation and number of shares thereof and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such stock and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding, plus the number of shares of such series issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the corporation) the number of shares of any series. If the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. Immediately upon the effectiveness of this Restated Certificate of Incorporation, each issued and outstanding share of Preferred Stock shall, without further action by the corporation or the holder thereof, be reclassified, changed and converted into one one-thousandth (1/1000*) of a share of Preferred Stock and each person at the time holding of record any issued and outstanding shares of Preferred Stock of the corporation shall be entitled to receive a stock certificate or certificates to evidence and represent the shares of Preferred Stock to which it becomes entitled (in replacement of the stock certificate or certificates evidencing the shares of Preferred Stock which it currently holds of record) by reason of such reverse stock split.

The relative rights, preferences, privileges, limitations and restrictions granted to or imposed on the Series A Preferred Stock or the holders thereof are as follows:

1. Dividends.

a. Preference. The holders of the Series A Preferred Stock shall be entitled to receive a dividend, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the corporation), payable out of funds legally available therefor when, as and if declared by the Board of Directors, at the rate of sixteen percent (16%) per annum (compounded quarterly calculated on the basis of a 360 day year of twelve
30-day months) of the Original Purchase Price.

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All such dividends shall be cumulative. To the extent the dividend provided by this Section 1.a. is not paid, such dividends shall cumulate and must be paid before any other dividend may be paid by the corporation. Dividends that are declared and paid in an amount less than the full amount of dividends accumulated on the Series A Preferred Stock shall be applied to the earliest dividend which has not theretofore been paid. The “Original Purchase Price” for each share of Series A Preferred Stock shall be deemed to be $16,000.00 per share of Series A Preferred Stock (as adjusted for stock splits, stock dividends, combinations or similar events with respect to such shares).

b. Participation. In addition to the preference set forth in subsection a. above, the holders of Series A Preferred Stock shall be entitled to participate on an as-converted to Common Stock basis in any dividends paid to the holders of Common Stock.

2. Liquidation Preference.

In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, distributions to the stockholders of the corporation shall be made in the following manner:

a. Series A Preferred Stock Liquidation Preference. The holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of Common Stock of the corporation, an amount per share of Series A Preferred Stock equal to the Original Purchase Price plus any accrued but unpaid dividends per share, whether or not declared and including compounding (as adjusted for stock splits, stock dividends, combinations or similar events with respect to such shares) (the “Series A Liquidation Preference”). If, upon such liquidation, dissolution or winding up of the corporation, the assets and funds distributed are insufficient to permit the payment of the Series A Liquidation Preference, the entire assets and funds legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock.

b. Remaining Assets. After payment or setting apart of payment of the Series A Liquidation Preference, the holders of the Series A Preferred Stock and the holders of the Common Stock shall be entitled to receive the remaining assets of the corporation pro rata based on the number of shares of Common Stock held by each such holder (assuming full conversion of all the Series A Preferred Stock).

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c. Reorganization or Merger.

(1) For the purposes of this Section 2, a liquidation, dissolution or winding up of the corporation shall be deemed to include (x) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any sale of capital stock, reorganization, recapitalization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the corporation) unless the corporation’s stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity or (y) a sale of all or substantially all of the assets of the corporation. No stockholder of the corporation shall enter into any transaction or series of related transactions described above unless the terms of such transaction or transactions provide that the consideration to be paid to the stockholders of the corporation is to be allocated in accordance with the preferences and priorities set forth in this Section 2.

(2) In any of such events, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A) For securities not subject to investment letter or other similar restrictions on free marketability:

(i) if traded on a securities exchange or the Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-day period ending three (3) days prior to the closing of such transaction;

(ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing of such transaction; and

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(iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall take into account an appropriate discount (as determined in good faith by the Board of Directors) from the market value as determined pursuant to (2)(A) above so as to reflect the approximate fair market value thereof.

3. Voting.

Except as otherwise required by law or contract, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of the corporation having general voting power and not separately as a class. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded to the nearest whole number.

4. Conversion.

The holders of the Series A Preferred Stock have conversion rights as follows:

a. Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Purchase Price by the Conversion Price, determined as hereinafter provided, in effect at the time of the conversion (the “Conversion Rate”). The Conversion Price for the Series A Preferred Stock shall initially be $16,000.00 per share. Such initial Conversion Price shall be subject to adjustment as hereinafter provided.

b. Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the

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office of the corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the corporation at such office that such holder elects to convert the same; provided, however, that the holder may notify the corporation or its transfer agent that such certificates have been lost, stolen or destroyed and, in lieu of the surrender of such certificate or certificates, execute an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection with such certificates. The corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

c. Fractional Shares. In lieu of any fractional shares to which the holder of Series A Preferred Stock would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock of each holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

d. Adjustment of Conversion Price. The Conversion Price of Series A Preferred Stock shall be subject to adjustment from time to time as follows:

(1) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price of Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of Series A Preferred Stock shall be increased in proportion to such increase of outstanding shares.

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(2) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price of Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(3) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the corporation with or into another person (other than a consolidation or merger in which the corporation is the continuing entity and which does not result in any change in the Common Stock), the shares of Series A Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition such holder had converted its shares of Series A Preferred Stock into Common Stock. The provisions of this clause (3) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

e. Minimal Adjustments. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be. No adjustment in the Conversion Price for Series A Preferred Stock need be made if such adjustment would result in a change in the Conversion Price of less than $0.01.

f. No Impairment. The corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions hereunder and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Series A Preferred Stock set forth hereunder against impairment. This provision shall not restrict the corporation’s right to amend its Certificate of Incorporation with the requisite stockholder consent.

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g. Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

h. Reissuance of Converted Shares. No shares of Series A Preferred Stock which have been converted into Common Stock after the original issuance thereof shall ever again be reissued and all such shares so converted shall upon such conversion cease to be a part of the authorized shares of the corporation.

5. Redemption.

The Series A Preferred Stock is not redeemable.

FIFTH: A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

SIXTH:

A The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (an “Indemnitee”), against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. The corporation shall not be required to indemnify and hold harmless a person in connection with a Proceeding (or part thereof) initiated by such person unless the Proceeding (or the part thereof initiated by such person) was authorized by the Board of Directors.

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B. The right to indemnification conferred by this Article SIXTH shall be presumed to have been relied upon by the Indemnitee and shall be enforceable as a contract right. The corporation may enter into contracts to provide individual Indemnitees with specific rights of indemnification to the fullest extent permitted by applicable law and may create trust funds, grant security interests, obtain letters of credit or use other means to ensure the payment of such amounts as may be necessary to effect the rights provided in this Article SIXTH or in any such contract.

C. Except for any Proceeding described in the last sentence of Section A of Article SIXTH, upon making a request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification under this Article SIXTH and the corporation shall have the burden of proof to overcome that presumption in reaching any contrary determination. Such indemnification shall include the right to receive payment in advance of any reasonable expenses incurred by the Indemnitee in connection with any Proceeding (other than a Proceeding described in the last sentence of Section A of Article SIXTH) consistent with the provisions of applicable law.

D. Any repeal or modification of the foregoing provisions of this Article SIXTH shall not adversely affect any right or protection of any Indemnitee existing at the time of such repeal or modification.

SEVENTH: The Board of Directors is authorized to adopt, amend or repeal the By-laws of the corporation, without any action on the part of the stockholders, solely by the affirmative vote of at least a majority of the directors of the corporation then in office.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by its Chief Executive Officer this 10th day of September, 2002.

CB RICHARD ELLIS SERVICES, INC.

By:	/s/ Raymond Wirta
Raymond Wirta
Chief Executive Officer

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State of Delaware Secretary of State Division of Corporations Delivered 10:10 AM 07/23/2003 FILED 10:07 AM 07/23/2003 SRV 030480660 – 2189899 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

CBRE ESCROW, INC.

INTO

CB RICHARD ELLIS SERVICES, INC.

Pursuant to Section 253 of the General

Corporation Law of the State of Delaware

CB Richard Ellis Services, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the Corporation was incorporated on the 9th day of March 1989, pursuant to the General Corporation Law of the State of Delaware (“DGCL”);

SECOND: That all of the issued and outstanding shares of capital stock of CBRE Escrow, Inc., a corporation duly organized and existing under the laws of the State of Delaware (“CBRE Escrow”), are owned by the Corporation;

THIRD: That the Corporation, by resolutions of its Board of Directors, duly adopted by unanimous written consent of its members acting without a meeting pursuant to Section 141(f) of the DGCL, dated as of the 8th day of May 2003, true and correct copies of which are attached as Exhibit A hereto and are incorporated by reference herein, determined to merge CBRE Escrow with and into itself (the “Merger”) pursuant to Section 253 of the DGCL, with the Corporation as the surviving corporation in the Merger; and

*        *        *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be signed by its President this 23rd day of July 2003.

CB RICHARD ELLIS SERVICES, INC.

By:	/s/ Brett White
	Name:	Brett White
	Title:	President

[Certificate of Ownership and Merger Merging Escrow into Services]

Exhibit A

ACTIONS TAKEN WITHOUT A MEETING

by

UNANIMOUS WRITTEN CONSENT

of the

BOARD OF DIRECTORS

of

CB RICHARD ELLIS SERVICES, INC.

May 8, 2003

The undersigned, being all of the members of the Board of Directors (the “Board”) of CB Richard Ellis Services, Inc., a Delaware corporation (the “Corporation”), acting without a meeting pursuant to Section 141(f) of the Delaware General Corporation Law (the “DGCL”) and in accordance with the Corporation’s by-laws, hereby take the following actions as of the date set forth above:

WHEREAS, the Corporation entered into an Agreement and Plan of Merger, dated as of February 17, 2003 (the “Merger Agreement”), among Insignia Financial Group, Inc., a Delaware corporation (“Insignia”), CBRE Holding, Inc., a Delaware corporation (“Holding”), and Apple Acquisition Corp., a Delaware corporation (“Merger Sub”), pursuant to the terms and subject to the conditions of which, among other things, Merger Sub will merge with and into Insignia (the “Merger”), with Insignia being the surviving corporation in the Merger; and

WHEREAS, in accordance with and in furtherance of the terms, conditions and purposes of the Merger Agreement and the transactions contemplated thereby, (i) the Corporation is obligated to, among other things, undertake certain financing transactions and cause certain of its subsidiaries to guarantee certain obligations and (ii) the Board has deemed it to be advisable and in the Corporation’s best interest that the Corporation undertake such financing transactions and cause certain of its subsidiaries to guarantee such obligations as hereinafter set forth in these resolutions;

I.	Authorized Officers.

NOW, THEREFORE, BE IT RESOLVED, that the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, any executive vice president (including, without limitation, the Executive Vice President of Finance), any senior vice president (including, without limitation, the Global Controller), any vice president, the treasurer, any assistant treasurer, the secretary and any assistant secretary of the Corporation (collectively, the “Authorized Officers”, and each an “Authorized Officer”) and the proper officers of the

Corporation acting at their behest be, and each of them hereby is, authorized and empowered to take the actions set forth in the following resolutions and any additional actions as they shall deem necessary or advisable in carrying out the purpose and intent of such resolutions; and

II.	Debt Financing Commitment Documents.

BE IT FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, empowered and authorized to (i) negotiate and/or execute and deliver (or to cause to be negotiated and/or executed and delivered) in the name and on behalf of the Corporation any necessary amendments to the commitment letter entered into between Credit Suisse First Boston (“CSFB”) and Services on February 17, 2003 (as amended from time to time, the “Commitment Letter”) and the engagement letters and fee letters related thereto (collectively, as amended from time to time, the “Ancillary Letters”), (ii) cause the Corporation to pay such fees and fulfill such obligations as are provided for in or contemplated by the Commitment Letter and the Ancillary Letters and (iii) take any action, including, without limitation, negotiating and/or executing and delivering (or causing to be negotiated and/or executed and delivered) operative agreements, certificates and/or other instruments in the name and on behalf of the Corporation, necessary to consummate the transactions contemplated by the Commitment Letter and the Ancillary Letters and (iv) take any additional actions as they shall deem necessary or advisable in carrying out the purpose and intent of this resolution; and

BE IT FURTHER RESOLVED, that each of the following is hereby approved, ratified and adopted in all respects: (i) the forms, terms and provisions of the Commitment Letter and each of the Ancillary Letters, (ii) the payment of fees and the performance of the Corporation’s obligations under the Commitment Letter, each of the Ancillary Letters and any operative agreements, certificates and/or other instruments executed and delivered or filed in connection therewith and (iii) any additional actions taken by the Authorized Officers pursuant to clause (iv) of the immediately preceding resolution; and

III.	Amendment of Senior Secured Credit Facilities.

BE IT FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, empowered and authorized to (i) negotiate, execute and deliver (or to cause to be negotiated, executed and delivered) in the name and on behalf of the Corporation an amendment agreement (the “Amendment Agreement”) among the Corporation, Holding, certain subsidiaries of the Corporation, CSFB, certain new lenders and certain other banks and financial institutions parties to the Credit Agreement, dated as of July 20, 2001 (as amended, the “Existing Credit Agreement”), which, among other things, will (A) provide for an amendment to or waiver of certain sections of the Existing Credit Agreement (including Section 6.01 thereof) to allow the Corporation to incur the indebtedness associated with the Initial Notes (as defined below) and the Exchange Notes (as defined below) and (B) attach the form of an amended and restated credit agreement (the “Amended and Restated Credit Agreement”) which will be generally consistent with the Commitment Letter and the terms outlined in the Confidential Information Memorandum (as defined below) and which will, among other things, provide for $75,000,000 of additional tranche B term loan financing to be used in connection with the consummation of the Merger (the “Additional Tranche B Term Loans”) and become effective simultaneous with the consummation of the Merger and the satisfaction of the other conditions precedent stated in the Amendment Agreement, (ii) approve the information memorandum (the “Confidential Information Memorandum”) related to the description of the Amended and Restated Credit Agreement and the syndication of the Additional Tranche B Term Loans, (iii) communicate with existing lenders and potential new lenders on behalf of the Corporation in connection with such amendment and syndication process at meetings held for that purpose and otherwise, (iv) take any action, including, without limitation, negotiating and/or executing and delivering (or causing to be negotiated and/or executed or delivered) operative agreements, certificates and/or other instruments in the name and on behalf of the Corporation, necessary to consummate the Amendment Agreement or the Amended and Restated Credit Agreement or the syndication of the Additional Tranche B Term Loans and (v) take any additional actions as they shall deem necessary or advisable in carrying out the purpose and intent of this resolution; and

BE IT FURTHER RESOLVED, that each of the following is hereby approved, ratified and adopted in all respects: (i) the forms, terms and provisions of the Amendment Agreement and each of the documents ancillary thereto, (ii) the execution and delivery of the Amendment Agreement and the documents ancillary thereto and any operative agreements, certificates and/or other instruments executed and delivered or filed in connection therewith, (iii) the performance of the Corporation’s obligations under any agreement or document delivered pursuant to clause (ii) of this resolution and (iv) any additional actions taken by the Authorized Officers pursuant to clause (v) of the immediately preceding resolution; and

IV.	Designation of CBRE Escrow as an Unrestricted Subsidiary.

WHEREAS, reference is made to that certain Indenture, dated as of July 20, 2001 (the “Indenture”), among the Corporation and State Street Bank and Trust Company of California, N.A., as Trustee (“State Street”), relating to the Corporation’s 11 1/4% Senior Subordinated Notes due 2011; and

WHEREAS, capitalized terms that are used but not defined herein have the meanings assigned to them in the Indenture; and

WHEREAS, CBRE Escrow, Inc., a Delaware corporation (“CBRE Escrow”), is a direct subsidiary of the Corporation that (A) does not (i) hold any shares of Capital Stock of the Corporation or any other Subsidiary of the Corporation that is not a Subsidiary of CBRE Escrow, (ii) owe any Indebtedness to, or guarantee any Indebtedness of, the Corporation or any other Subsidiary of the Corporation that is not a Subsidiary of CBRE Escrow, or (iii) hold any Lien on any property of the Corporation or any other Subsidiary of the Corporation that is not a Subsidiary of CBRE Escrow, and (B) has total assets of $1,000 or less; and

WHEREAS, immediately after giving effect to these resolutions (A) the Corporation could Incur $1.00 of additional Indebtedness under paragraph (a) of Section 4.03 of the Indenture and (B) no Default shall have occurred and be continuing under the Indenture;

NOW, THEREFORE, BE IT FURTHER RESOLVED, that the Board hereby designates CBRE Escrow as an Unrestricted Subsidiary; and

BE IT FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, empowered and authorized to file such certificates and other documents with State Street as they shall deem necessary or advisable in designating CBRE Escrow an Unrestricted Subsidiary; and

V.	Private Placement and Back-End Exchange of Senior Notes due 2010.

A.	Guarantee of Senior Notes due 2010.

BE IT FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, empowered and authorized to (i) cause the Corporation and certain of its subsidiaries (and, upon the consummation of the Merger, Insignia and certain of its subsidiaries) to participate in the private placement (the “Private Placement”) by CBRE Escrow of up to $230,000,000 aggregate principal amount of Senior Notes due 2010 (the “Initial Notes”), which are expected to be (A) guaranteed (such guarantees, collectively, the “Initial Guarantees”) on an unsecured, senior basis, by Holding (such guarantee, the “Parent Guarantee”), certain subsidiaries of the Corporation (such subsidiaries, the “Subsidiary Guarantors”) and Insignia and certain of its subsidiaries (such subsidiaries, the “Insignia Guarantors”) and (B) sold in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 144A and/or Regulation S thereunder and (ii) take any additional actions as they shall deem necessary or advisable in carrying out the purpose and intent of this resolution; and

BE IT FURTHER RESOLVED, that each of the following is hereby approved, ratified and adopted in all respects: (i) the forms, terms and provisions of the Initial Guarantees and each of the documents ancillary thereto, (ii) the performance by the Subsidiary Guarantors of their guarantees of the obligations under the Initial Notes, the documents ancillary thereto and any operative agreements, certificates and/or other instruments executed and delivered or filed in connection therewith, (iii) the performance, upon the consummation of the Merger, by Insignia and the Insignia Guarantors of their respective obligations under their guarantees of the obligations under the Initial Notes, (iv) the sale of the Initial Notes in transactions exempt from the registration requirements of the Securities Act and (vi) any additional actions taken by the Authorized Officers pursuant to clause (ii) of the immediately preceding resolution; and

B.	Approval of Preliminary and Final Offering Circulars.

BE IT FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, empowered and authorized to (i) participate in the preparation, finalization, printing and distribution of the preliminary offering circular relating to the Private Placement (the “Preliminary Offering Circular”) and the final offering circular relating to the Private Placement (the “Final Offering Circular”), (ii) verify the information contained in the Preliminary Offering Circular and the Final Offering Circular in consultation with both Deloitte & Touche LLP, independent auditors to Holding, and KPMG LLP, independent auditors to Insignia, (iii) provide such level of comfort to CSFB, Credit Lyonnais Securities (USA) Inc. (“CL”) and HSBC Securities (USA) Inc. (together with CSFB and CL, the “Initial Purchasers”) on behalf of the

Corporation with respect to financial data contained in the Preliminary Offering Circular and the Final Offering Circular that are unaudited or were audited by Arthur Andersen LLP, the Corporation’s former independent auditors, as they shall deem necessary or advisable and (iv) take any additional actions as they shall deem necessary or advisable in carrying out the purpose and intent of this resolution; and

BE IT FURTHER RESOLVED, that each of the following is hereby approved, ratified and adopted in all respects: (i) the Preliminary Offering Circular, (ii) the Final Offering Circular, (iii) the payment of fees and expenses in connection with the preparation, finalization, printing and distribution of the Preliminary Offering Circular and the Final Offering Circular, (iv) the provision of such comfort to the Initial Purchasers with respect to financial data included in the Preliminary Offering Circular and the Final Offering Circular as the Authorized Officers shall deem necessary or advisable and (v) any additional actions taken by the Authorized Officers pursuant to clause (iv) of the immediately preceding resolution; and

C.	Execution, Delivery and Performance of Purchase Agreement.

BE IT FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, empowered and authorized to (i) negotiate on the Corporation’s behalf the terms and conditions of the purchase agreement (the “Purchase Agreement”) to be entered into among the Corporation, Holding, CBRE Escrow, certain other subsidiaries of the Corporation, and the Initial Purchasers in connection with the Private Placement, (ii) cause the Corporation to execute, deliver and perform its obligations under the Purchase Agreement, (iii) take any action, including, without limitation, negotiating and/or executing and delivering (or causing to be negotiated and/or executed or delivered) operative agreements, certificates and/or other instruments in the name and on behalf of the Corporation, necessary to consummate the transactions contemplated by the Purchase Agreement and (iv) take any additional actions as they shall deem necessary or advisable in carrying out the purpose and intent of this resolution; and

BE IT FURTHER RESOLVED, that each of the following is hereby approved, ratified and adopted in all respects: (i) the forms, terms and provisions of the Purchase Agreement and each of the documents ancillary thereto, (ii) the performance of the Corporation’s obligations under the Purchase Agreement, the documents ancillary thereto and any operative agreements, certificates and/or other instruments executed and delivered or filed in connection therewith and (iii) any additional actions taken by the Authorized Officers pursuant to clause (iv) of the immediately preceding resolution; and

D.	Execution, Delivery and Performance of Escrow Agreement.

BE IT FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, empowered and authorized to (i) negotiate on the Corporation’s behalf the terms and conditions of the escrow agreement (the “Escrow Agreement”) to be entered into among the Corporation, CBRE Escrow and U.S. Bank National Association, as escrow agent, (ii) execute and deliver the Escrow Agreement in the name and on behalf of the Corporation, (iii) cause CBRE Escrow to execute and deliver the Escrow Agreement, (iv) cause the Corporation and CBRE Escrow to perform their respective obligations under the Escrow Agreement, (v) take any additional actions as they shall deem necessary or advisable in carrying out the purpose and intent of this resolution; and

BE IT FURTHER RESOLVED, that each of the following is hereby approved, ratified and adopted in all respects: (i) the forms, terms and provisions of the Escrow Agreement and each of the documents ancillary thereto, (ii) the performance by the Corporation and CBRE Escrow of their respective obligations under the Escrow Agreement and the documents ancillary thereto and (iii) any additional actions taken by the Authorized Officers pursuant to clause (v) of the immediately preceding resolution; and

E.	Execution, Delivery and Performance of Discount Payment Agreement.

BE IT FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, empowered and authorized to (i) negotiate on the Corporation’s behalf the terms and conditions of the discount payment agreement (the “Discount Payment Agreement”) to be entered into among the Corporation, CBRE Escrow and the Initial Purchasers relating to CBRE Escrow’s payment to the Initial Purchasers of the gross spread in cash at Closing (as defined below), (ii) cause to the Corporation to execute, deliver and perform its obligations under the Discount Payment Agreement, (iii) take any action, including, without limitation, negotiating and/or executing and delivering (or causing to be negotiated and/or executed and delivered) operative agreements, certificates and/or other instruments in the name and on behalf of the Corporation, necessary to consummate the transactions contemplated by the Discount Payment Agreement and (iv) take any additional actions as they shall deem necessary or advisable in carrying out the purpose and intent of this resolution; and

BE IT FURTHER RESOLVED, that each of the following is hereby approved, ratified and adopted in all respects: (i) the forms, terms and provisions of the Discount Payment Agreement and each of the documents ancillary thereto, (ii) the performance of the Corporation’s obligations under the Discount Payment Agreement, the documents ancillary thereto and any operative agreements, certificates and/or other instruments executed and delivered or filed in connection therewith and (iii) any additional actions taken by the Authorized Officers pursuant to clause (iv) of the immediately preceding resolution; and

F.	Execution, Delivery and Performance of Registration Rights Agreement.

BE IT FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, empowered and authorized to (i) negotiate on the Corporation’s behalf the terms and conditions of the registration rights agreement (the “Registration Rights Agreement”) to be entered into among the Corporation, Holding, CBRE Escrow, certain other Subsidiaries of the Corporation, and the Initial Purchasers in connection with the exchange of the Initial Notes and related guarantees for notes (the “Exchange Notes”) and related guarantees (the “Exchange Guarantees”) having the same aggregate principal amount and the same terms (in the case of the Exchange Notes) and representing the same obligations (in the case of the Exchange Guarantees) as the Initial Notes and the Initial Guarantees, but which Exchange Notes and Exchange Guarantees will be registered under the Securities Act, (ii) cause the Corporation to execute, deliver and perform its obligations under the Registration Rights Agreement, (iii) take any action, including, without limitation, the filing of such registration statements on Form S-4 and such shelf registration statements on Form S-3, in each case together with all pre-effective and post-effective amendments thereto, the negotiation, execution and delivery of such operative agreements, certificates and/or other instruments in the name and on behalf of the Corporation and the taking of such other actions as shall be necessary to facilitate the Corporation’s performance of its obligations under the Registration Rights Agreement and (iv) take any additional actions as they shall deem necessary or advisable in carrying out the purpose and intent of this resolution; and

BE IT FURTHER RESOLVED, that each of the following is hereby approved, ratified and adopted in all respects: (i) the forms, terms and provisions of the Registration Rights Agreement and each of the documents ancillary thereto, (ii) the performance of the Corporation’s obligations under the Registration Rights Agreement, the documents ancillary thereto and any operative agreements, certificates and/or other instruments executed and delivered or filed in connection therewith and (iii) any additional actions taken by the Authorized Officers pursuant to clause (iv) of the immediately preceding resolution; and

G.	Registration of the Exchange Notes and Guarantees under the Securities Act.

BE IT FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, empowered and authorized to (i) cause the Corporation to prepare, execute and file with the Securities and Exchange Commission (the “Commission”) a registration statement or registration statements on the appropriate form(s) and such pre-effective and post-effective amendments and supplements thereto (collectively, the “Registration Statements”) as shall be necessary to effect the exchange of the Initial Notes for the Exchange Notes and the Initial Guarantees for the Exchange Guarantees under the Securities Act and otherwise to satisfy the requirements of the Commission and to consummate the transactions contemplated by the Registration Rights Agreement as described in the Preliminary Offering Circular and the Final Offering Circular, (ii) prepare, execute and file, or cause to be prepared, executed and filed, such exhibits to, and other documents relating to, the Registration Statements as such officer may deem necessary or advisable and such other documents that the Commission requires in connection with the Registration Statements, (iii) designate the appropriate officer of the Corporation as agent for service of process and for purposes of receiving notices and communications from the Commission with respect to the Registration Statements and exercising the powers conferred upon agents for service of process under the Securities Act and the rules and regulations of the Commission thereunder, (iv) designate Kenneth J. Kay, the Corporation’s Chief Financial Officer, or such other officer of the Corporation as he shall duly designate, to act as the attorney-in-fact for the Corporation and the members of the Board, with full power to act and with full power of substitution and re-substitution, to sign the Registration Statements any other documents relating thereto or required in connection with the filing thereof, in the name or on behalf of the Corporation and the members of the Board, and to file, or cause to be filed, the same with the Commission, with full power and authority to do and perform every act that such attorney-in-fact may deem necessary or advisable in connection therewith and (v) take any additional actions as they shall deem necessary or advisable in carrying out the purpose and intent of this resolution; and

BE IT FURTHER RESOLVED, that each of the following is hereby approved, ratified and adopted in all respects: (i) the preparation, execution and filing with the Commission of the Registration Statements, (ii) the designation of the appropriate officer of the Corporation as the Corporation’s agent for service of process in connection with the filing of the Registration Statements, (iii) the designation of Kenneth J. Kay as the attorney-in-fact for the Corporation and the members of the Board in connection with the filing of the Registration Statements and (iv) any additional actions taken by the Authorized Officers pursuant to clause (v) of the immediately preceding resolution; and

H.	Authorization of Exchange Guarantees.

BE IT FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, empowered and authorized to (i) cause the Corporation to issue in exchange for the Initial Guarantees a like aggregate principal amount of Exchange Guarantees in the manner and on the terms contemplated by the Indenture (as defined below), (ii) set, determine and approve the terms and conditions of the Exchange Guarantees as such officer may deem necessary or advisable and (iii) take any additional actions as they shall deem necessary or advisable in carrying out the purpose and intent of this resolution; and

BE IT FURTHER RESOLVED, that each of the following is hereby approved, ratified and adopted in all respects: (i) the issuance of the Exchange Guarantees, (ii) the performance of the Corporation’s obligations under the Exchange Guarantees and (iii) any additional actions taken by the Authorized Officers pursuant to clause (iii) of the immediately preceding resolution; and

I.	Approval of Exchange Offer.

BE IT FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, empowered and authorized to (i) cause the Corporation to effect the consummation of the offer (the “Exchange Offer”) to exchange the Initial Notes and the Initial Guarantees for the Exchange Notes and the Exchange Notes, (ii) set the dates for the commencement and the expiration of the Exchange Offer and determine other relevant terms and conditions thereof, (iii) distribute, or cause to be distributed, to holders of the Initial Notes, as guaranteed by the Initial Guarantees, the prospectus to be contained in the Registration Statements describing the terms and conditions of the Exchange Offer, (iv) appoint an exchange agent (the “Exchange Agent”) in connection with the Exchange Offer, (v) execute and deliver in the name and on behalf of the Corporation an exchange agent agreement (the “Exchange Agent Agreement”), if one is necessary, between the Exchange Agent and the Corporation, pursuant to which the Exchange Agent will, among other things, accept tenders of the Initial Guarantees and (vi) take any additional actions as they shall deem necessary or advisable in carrying out the purpose and intent of this resolution; and

BE IT FURTHER RESOLVED, that each of the following is hereby approved, ratified and adopted in all respects: (i) the consummation by the Corporation of the Exchange Offer, (ii) the appointment of the Exchange Agent, (iii) the performance by the Corporation of its obligations under the Exchange Agent Agreement and (iv) any additional actions taken by the Authorized Officers pursuant to clause (vi) of the immediately preceding resolution; and

J.	Execution, Delivery and Performance of Indenture.

BE IT FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, empowered and authorized to (i) negotiate on the Corporation’s behalf the terms and conditions the indenture (the “Indenture”) to be entered into between CBRE Escrow and U.S. Bank National Association, as trustee, in connection with the Private Placement, (ii) cause the CBRE Escrow to execute, deliver and perform its obligations under the Indenture, (iii) take any action, including, without limitation, negotiating and/or executing and delivering (or causing to be negotiated and/or executed or delivered) operative agreements, certificates and/or other instruments in the name and on behalf of the Corporation, necessary to facilitate CBRE Escrow’s performance of its obligations under the Indenture and (iv) take any additional actions as they shall deem necessary or advisable in carrying out the purpose and intent of this resolution; and

BE IT FURTHER RESOLVED, that each of the following is hereby approved, ratified and adopted in all respects: (i) the forms, terms and provisions of the Indenture and each of the documents ancillary thereto, (ii) the performance by CBRE Escrow of its obligations under the Indenture, the documents ancillary thereto and any operative agreements, certificates and/or other instruments necessary to facilitate CBRE Escrow’s performance of its obligations under the Indenture and (iii) any additional actions taken by the Authorized Officers pursuant to clause (iv) of the immediately preceding resolution; and

K.	Execution, Delivery and Performance of Supplemental Indentures.

BE IT FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, empowered and authorized (i) to negotiate on the Corporation’s behalf the terms and conditions of any supplemental indentures (the “Supplemental Indentures”) to be entered into in connection with the Initial Notes, the Initial Guarantees, the Exchange Notes or the Exchange Guarantees, (ii) cause Holding, the Corporation Insignia, the Subsidiary Guarantors and the Insignia Guarantors to execute, deliver and perform their respective obligations under the Supplemental Indentures, (iii) take any action, including, without limitation, negotiating and/or executing and delivering (or causing to be negotiated and/or executed and delivered) operative agreements, certificates and/or other instruments, necessary to facilitate the performance by Holding, the Corporation, Insignia, the Subsidiary Guarantors and the Insignia Guarantors of their respective obligations under the Supplemental Indentures and (iv) take any additional actions as they shall deem necessary or advisable in carrying out the purpose and intent of this resolution; and

BE IT FURTHER RESOLVED, that each of the following is hereby approved, ratified and adopted in all respects: (i) the forms, terms and provisions of the Supplemental Indentures and each of the documents ancillary thereto, (ii) the performance by Insignia, the Subsidiary Guarantors and the Insignia Guarantors of their respective obligations under the Supplemental Indentures, the documents ancillary thereto and any operative agreements, certificates and/or other instruments necessary to facilitate the performance of their obligations under the Supplemental Indentures and (iii) any additional actions taken by the Authorized Officers pursuant to clause (iv) of the immediately preceding resolution; and

L.	Qualification of Indenture and Supplemental Indentures under the TIA.

BE IT FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, empowered and authorized to (i) cause the Corporation, the Subsidiary Guarantors and, upon consummation of the Merger, Insignia and the Insignia guarantors to effect the qualification of the Indenture and the Supplemental Indentures under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (ii) authorize any action deemed necessary or advisable to effect the qualification of the Indenture and the Supplemental Indentures under the Trust Indenture Act and (iii) take any additional actions as they shall deem necessary or advisable in carrying out the purpose and intent of this resolution; and

BE IT FURTHER RESOLVED, that each of the following is hereby approved, ratified and adopted in all respects: (i) the qualification of the Indenture and the Supplemental Indentures under the Trust Indenture Act and (ii) any additional actions taken by the Authorized Officers pursuant to clause (iii) of the immediately preceding resolution; and

M.	Appointment of Trustee and Fiduciaries.

BE IT FURTHER RESOLVED, that U.S. Bank National Association be, and it hereby is, appointed initially as the trustee (the “Trustee”), registrar, paying agent and custodian of the Initial Notes, the Initial Guarantees, the Exchange Notes and the Exchange Guarantees, in each case, under the Indenture, and that each Authorized Officer may appoint such additional paying agents, registrars and custodians (together with the Trustee, the “Fiduciaries”) for the Initial Notes, the Initial Guarantees, the Exchange Notes and the Exchange Guarantees as such Authorized Officer may deem necessary or advisable; and

BE IT FURTHER RESOLVED, that, if any such Fiduciary requires a prescribed form of resolution or resolutions relating to such appointment, each such resolution is hereby adopted by the Board as if fully set forth herein, and that the secretary, any assistant secretary or any other appropriate officer of the Corporation is hereby authorized and directed to certify the adoption of any such resolution as if fully set forth herein and to insert all resolutions in the minute book of the Corporation immediately following these resolutions; and

N.	Quotation of Initial Notes and Exchange Notes on PORTAL.

BE IT FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, empowered and authorized to (i) cause the Corporation to effect the quotation of the Initial Notes as guaranteed by the Initial Guarantees and/or the Exchange Notes as guaranteed by the Exchange Guarantees on The Portal Market (“PORTAL”), a subsidiary of The Nasdaq National Market, a quotation system operated by the National Association of Securities Dealers, Inc. (the “NASD”), (ii) take, or cause to be taken, all actions deemed necessary or advisable in effecting the quotation of the Initial Notes as guaranteed by the Initial Guarantees and/or the Exchange Notes as guaranteed by the Exchange Guarantees on PORTAL, including, without limitation, the preparation, execution, filing and delivery, as the case may be, of any necessary or advisable applications, documents, forms and agreements with the NASD, the payment of any associated fees and all other things necessary or advisable to effect the quotation of the Initial Guarantees and/or the Exchange Guarantees on PORTAL and (iii) take any additional actions as they shall deem necessary or advisable in carrying out the purpose and intent of this resolution; and

BE IT FURTHER RESOLVED, that each of the following is hereby approved, ratified and adopted in all respects: (i) the quotation of the Initial Notes as guaranteed by the Initial Guarantees and/or the Exchange Notes as guaranteed by the Exchange Guarantees on PORTAL, (ii) the preparation, execution, filing and delivery, as the case may be, of any necessary or advisable applications, documents, filings and agreements with the NASD in connection therewith and (iii) any additional actions taken by the Authorized Officers pursuant to clause (iii) of the immediately preceding resolution; and

O.	State Securities Laws.

BE IT FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, empowered and authorized to (i) cause the Corporation to effect the registration or qualification (or exemption therefrom) of the Initial Notes and the Initial Guarantees and/or the Exchange Notes and the Exchange Guarantees for issue under the securities or Blue Sky laws of any of the states, districts, territories or commonwealths of the United States of America or any other jurisdiction (collectively, the “Blue Sky Laws”), (ii) take any and all action that such officer may deem necessary or advisable in order to effect the registration or qualification (or exemption therefrom) of the Initial Notes and the Initial Guarantees and/or the Exchange Notes and the Exchange Guarantees for issue under the Blue Sky Laws and (iii) take any additional actions as they shall deem necessary or advisable in carrying out the purpose and intent of this resolution; and

BE IT FURTHER RESOLVED, that each of the following is hereby approved, ratified and adopted in all respects: (i) the registration or qualification (or exemption therefrom) of the Initial Notes, the Initial Guarantees, the Exchange Notes and the Exchange Guarantees for issue under the Blue Sky Laws, (ii) the preparation, execution, filing and delivery, as the case may be, of any necessary or advisable applications, documents, filings and agreements in connection therewith and (iii) any additional actions taken by the Authorized Officers pursuant to clause (iii) of the immediately preceding resolution; and

P.	Offers and Sales Outside the United States.

BE IT FURTHER RESOLVED, that if the Initial Notes and the Initial Guarantees and/or the Exchange Notes and the Exchange Guarantees are to be issued in whole or in part in a jurisdiction outside of the United States of America, the Authorized Officers be, and each of them hereby is, empowered and authorized to (i) prepare, or cause to be prepared, one or more preliminary or definitive offering documents, as required by applicable law or practice, relating to such securities (collectively, the “Offering Documents”), (ii) distribute or make any such Offering Documents available for distribution and (iii) take any additional actions as they shall deem necessary or advisable in carrying out the purpose and intent of this resolution; and

BE IT FURTHER RESOLVED, that each of the following is hereby approved, ratified and adopted in all respects: (i) the preparation and distribution of the Offering Documents and (ii) any additional actions taken by the Authorized Officers pursuant to clause (iii) of the immediately preceding resolution; and

BE IT FURTHER RESOLVED, that (i) the Board hereby adopts the form of any resolution required by any agency or authority of any jurisdiction outside the United States of America to be filed in connection with the qualification or registration under or exemption from such laws relating to the Initial Notes and the Initial Guarantees and/or the Exchange Notes and the Exchange Guarantees, (ii) the secretary or any other appropriate officer of the Corporation is hereby authorized and directed to certify the adoption of such resolution as if fully set forth in these resolutions and to insert all such resolutions in the minute book of the Corporation immediately following these resolutions; and

VI.	Insignia Merger.

A.	Approval of Consummation of Insignia Merger.

WHEREAS, (i) pursuant to the Merger Agreement, Merger Sub will merge with and into Insignia, with Insignia being the surviving corporation in the Merger, at a closing (the “Closing”) to be held on or before July 14, 2003 (the “Closing Date”), (ii) in connection with the Merger, (A) Blum Strategic Partners, L.P., Blum Strategic Partners II, L.P. and Blum Strategic Partners II GmbH & Co. KG (collectively, the “Blum Funds”) and/or other stockholders of Holding and/or affiliates or designees of the Blum Funds will contribute an aggregate amount of not less than $100,000,000 (the “Equity Proceeds”) in cash to Holding as common equity (such contribution, the “Holding Equity Contribution”), (B) Holding will contribute the entire amount of the Equity Proceeds to the Corporation as common equity (such contribution, the “Services Equity Contribution”), (C) the Corporation will contribute the entire amount of the Equity Proceeds to Merger Sub as common equity (such contribution, the “Apple Equity Contribution”) and (D) the Blum Funds and their affiliates or designees will contribute an aggregate amount of not less than $45,000,000, which amount will be reduced dollar-for-dollar to the extent that Insignia sells any of the Real Estate Assets (as defined in the Merger Agreement) on or prior to the Closing Date and receives Net Proceeds (as defined in the Merger Agreement) therefrom on or prior to the Closing Date, in cash to Holding or a direct or indirect subsidiary thereof as preferred equity (such contribution, the “Real Estate Assets Equity Contribution”); and

WHEREAS, by earlier resolution of the Board, the appropriate officers of the Corporation have been empowered and authorized, among other things, to (i) take any action, including, without limitation, negotiating and/or executing and delivering (or causing to be negotiated and/or executed and delivered) operative agreements, certificates and/or other instruments in the name and on behalf of the Corporation as they shall deem necessary or advisable in (A) consummating the transactions contemplated by the Merger Agreement at the Closing and (B) effecting the Holding Equity Contribution, the Services Equity Contribution, the Apple Equity Contribution and the Real Estate Assets Equity Contribution and (ii) take any additional actions as they shall deem necessary or advisable in carrying out the purpose and intent of this resolution; and

NOW, THEREFORE, BE IT RESOLVED, that each of the following actions previously approved by earlier resolution of the Board is hereby once again approved, ratified and adopted in all respects: (i) the consummation of the Merger at the Closing, (ii) the Holding Equity Contribution, (iii) the Services Equity Contribution, (iv) the Apple Equity Contribution, (v) the Real Estate Assets Equity Contribution and (vi) any additional actions taken by the Authorized Officers pursuant to clause (ii) of the immediately preceding resolution; and

B.	Cost Savings to be Realized in Connection with Merger.

WHEREAS, during 2002, Insignia, Holding and the Corporation incurred approximately $34,000,000 of costs related to (i) the compensation of senior executive management personnel who will not be employed by Holding or the Corporation after the Merger, (ii) administrative and support costs associated with those executives, and (iii) human resources, legal, accounting and other administrative functions that overlap with similar functions that Holding performs centrally; and

WHEREAS, as part of a detailed integration plan developed in connection with the Merger, Holding expects to eliminate the costs described in the foregoing recital for projected annual cost savings of approximately $34,000,000 (collectively, the “Cost Savings”) either upon Closing (in the case of a majority of such Cost Savings) or within a period of approximately one calendar year after the Closing Date (in all other cases); and

NOW, THEREFORE, BE IT FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, empowered and authorized to (i) take any action, including, without limitation, negotiating and/or executing and delivering (or causing to be negotiated and/or executed and delivered) operative agreements, certificates and/or other instruments in the name and on behalf of the Corporation, terminating such Insignia senior executive management personnel and employees (as well as, if necessary, such officers and employees of the Corporation), eliminating such administrative and support costs associated with those executives and employees and eliminating such overlapping human resources, legal, accounting and other administrative functions as they shall deem necessary or advisable in realizing the Cost Savings and (ii) take any additional actions as they shall deem necessary or advisable in carrying out the purpose and intent of this resolution; and

VII.	Escrow Merger.

WHEREAS, the resolutions set forth in this item VII. will be filed with the Secretary of State of the State of Delaware and therefore all items used in the resolutions set forth in items I. through VI. and items VII. through IX. hereof are redefined herein;

NOW, THEREFORE, BE IT FURTHER RESOLVED, that (i) pursuant to the an agreement and plan of merger (the “Escrow Merger Agreement”), to be entered into between CB Richard Ellis Services, Inc., a Delaware corporation (the “Corporation”), and CBRE Escrow, Inc., a Delaware corporation (“CBRE Escrow”), CBRE Escrow will merge with and into the Corporation (the “Escrow Merger”), with the Corporation being the surviving corporation in the Escrow Merger and (ii) as a consequence of the Escrow Merger, by operation of law, the Corporation will assume all of CBRE Escrow’s obligations under the Senior Notes due 2010 issued by CBRE Escrow (the “Initial Notes”) effective upon the closing of the Escrow Merger, and

BE IT FURTHER RESOLVED, that the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, any executive vice president (including, without limitation, the Executive Vice President of Finance), any senior vice president (including, without limitation, the Global Controller), any vice president, the treasurer, any assistant treasurer, the secretary and any assistant secretary (collectively, the “Authorized Officers”, and each an “Authorized Officer”) of the Corporation be, and each of them hereby is, empowered and authorized to (i) take any action, including, without limitation, negotiating and/or executing and delivering (or causing to be negotiated and/or executed and delivered) operative agreements, certificates and/or other instruments in the name and on behalf of the Corporation as they shall deem necessary or advisable in causing the Corporation and CBRE Escrow to consummate the transactions contemplated by the Escrow Merger Agreement and to cause the Corporation to assume all of CBRE Escrow’s obligations under the Initial Notes effective at the closing of the Escrow Merger and (ii) take any additional actions as they shall deem necessary or advisable in carrying out the purpose and intent of this resolution; and

BE IT FURTHER RESOLVED, that each of the following is hereby approved, ratified and adopted in all respects: (i) the forms, terms and provisions of the Escrow Merger Agreement and each of the documents ancillary thereto, (ii) the consummation of the Escrow Merger at closing of the merger of Insignia Financial Group, Inc. with and into a wholly owned subsidiary of the Corporation or at such other time as the Authorized Officers shall deem necessary or advisable and (iii) any additional actions taken by the Authorized Officers pursuant to clause (ii) of the immediately preceding resolution; and

VIII.	General Enabling Resolution.

BE IT FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, and every appropriate officer of the Corporation acting at an Authorized Officer’s behest be, and each of them hereby is, empowered and authorized to do and perform all such further acts and to execute and deliver (or cause to be executed and delivered) and, where necessary or advisable, to file (or cause to be filed) with the appropriate governmental authorities, all such further certificates, instruments, applications, notices, affidavits, powers of attorney, consents to service of process, certified copies of minutes of stockholders’ and directors’ meetings, bonds, agreements and other writings and documents as may be required, and to make all such payments, and to take all such other actions, in the name and on behalf of the Corporation, as in the judgment of any one or more of them is necessary or advisable in order to carry out and effectuate the intent and purposes of the foregoing resolutions (or any of them) and the transactions contemplated therein (or any of them), the authority for which shall be conclusively evidenced by their taking of such actions or their execution of such documents; and

BE IT FURTHER RESOLVED, that all actions heretofore taken by any officer or director of the Corporation in connection with any matter referred to in the foregoing resolutions (or any of them) and the transactions contemplated therein (or any of them) are hereby approved, ratified and confirmed in all respects as fully as if such actions had been presented to this Board for its approval prior to such actions being taken; and

BE IT FURTHER RESOLVED, that the Corporation is hereby authorized and directed to pay any and all fees, costs and expenses arising in connection with or incidental to the foregoing resolutions (or any of them) and the transactions contemplated therein (or any of them); and

IX.	Indemnification

BE IT FURTHER RESOLVED, that each of the members of the Board, each Authorized Officers and each appropriate officer of the Corporation acting at an Authorized Officer’s behest shall be indemnified by the Corporation to the fullest extent permitted by the laws of the State of Delaware against any and all claims arising out of, or in any way relating to, the effectuation of the foregoing resolutions (or any of them) and the transactions contemplated therein (or any of them) as well as any and all activities deemed necessary or advisable by such members of the Board, such Authorized Officers and such appropriate officers in carrying out the purposes and intent of the foregoing resolutions (or any of them) and the transactions contemplated therein (or any of them), including, without limitation, (i) the negotiation, execution, delivery and performance of the Commitment Letter and the Ancillary Letters and the consummation of the transactions contemplated thereby, (ii) the amendment of the Credit Agreement and the actions taken in connection therewith, (iii) the Private Placement and the Exchange Offer and the actions taken in connection therewith, including, without limitation the preparation, distribution and (in the case of the Registration Statements) filing of the Preliminary Offering Circular, the Final Offering Circular and the Registration Statements, (iv) the negotiation, execution, delivery and performance of the Merger Agreement and the Escrow Merger Agreement and the consummation of the transactions contemplated thereby and (v) all other actions taken in connection with the activities described in or relating to the preceding clauses (i) through (iv).

Delivery of an executed signature page of this written consent by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, each of the undersigned members of Board, who together constitute the full Board, has executed this written consent to be effective as of the date first above written.

/s/ Richard C. Blum
Richard C. Blum
Chairman of the Board

/s/ Jeffrey A. Cozad
Jeffrey A. Cozad
Director

/s/ Cathy A. Delcoco
Cathy A. Delcoco
Director

/s/ Bradford M. Freeman
Bradford M. Freeman
Director

/s/ Frederic V. Malek
Frederic V. Malek
Director

/s/ Claus Moller
Claus Moller
Director

/s/ Brett White
Brett White
Director

/s/ Gary L. Wilson
Gary L. Wilson
Director

/s/ Raymond E. Wirta
Raymond E. Wirta
Director

State of Delaware Secretary of State Division of Corporations Delivered 06:04 PM 04/30/2009 FILED 06:04 PM 04/30/2009 SRV 090417354 – 2189899 FILE

STATE OF DELAWARE

CERTIFICATE OF CORRECTION

OF

CB RICHARD ELLIS SERVICES, INC.

CB Richard Ellis Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1. That the name of the corporation is CB Richard Ellis Services, Inc. (the “Corporation”).

2. That a Restated Certificate of Incorporation was filed by the Secretary of State of Delaware on September 17, 2002 (the “Certificate”), and that said Certificate requires correction as permitted by Section 103(f) of the Delaware General Corporation Law.

3. That the inaccuracy or defect of said Certificate is that the total number of shares of all classes of capital stock and of common stock that the Corporation is authorized to issue was inaccurately stated in Article Fourth.

4. Paragraphs A and B of Article Fourth of the Restated Certificate of Incorporation are corrected to read as follows:

“FOURTH:

A. The total number of shares of all classes of capital stock that the corporation is authorized to issue is 23,993.896 shares, of which (1) 6,250 shares shall be Preferred Stock (“Preferred Stock”), 6,250 shares of which shall be designated Series A Convertible Participating Preferred Stock (“Series A Preferred Stock”) and (2) 17,743.896 shall be Common Stock (“Common Stock”). Both the Preferred Stock and Common Stock shall have a par value of $10.00 per share.

B. The Common Stock shall consist of a single class of 17,743.896 shares. There shall be no cumulative voting. Immediately upon the effectiveness of this Restated Certificate of Incorporation, each issued and outstanding share of Common Stock shall, without further action by the corporation or the holder thereof, be reclassified, changed and converted into one one-thousandth (1/1000th) of a share of Common Stock and each person at the time holding of record any issued and outstanding shares of Common Stock of the Corporation shall be entitled to receive a stock certificate or certificates to evidence and represent the shares of Common Stock to which it becomes entitled (in replacement of the stock certificate or certificates evidencing the shares of Common Stock which it currently holds of record) by reason of such reverse stock split.”

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its authorized officer this 30th day of April, 2009.

CB RICHARD ELLIS SERVICES, INC.

/s/ Brian D. McAllister
Brian D. McAllister
Senior Vice President

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